U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)                July 5, 2005
                                                  ------------------------------

                              THERMODYNETICS, INC.
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             (Exact name of registrant as specified in its charter)

                                    0-10707


         Delaware                   0-10707                  06-1042505
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[State or other jurisdiction    (Commission File No.)       (I.R.S. Employer
of incorporation)                                            Identification No.)
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   651 Day Hill Road, Windsor, Connecticut                         06095
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  (Address of principal executive offices)                        (Zip Code)


                                  860-683-2005
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                         (Registrant's telephone number)

                                      N/A
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         (Former name or former address, if changed since last report.)


Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240, 14a-12)

     o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 2.  Financial Information

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

            On August 4, 2003, Thermodynetics, Inc. (the "Company") acquired all of the issued and outstanding capital stock of Vulcan Industries, Inc. ("Vulcan"). The Company financed the acquisition through, among other credit facilities, a $700,000 term note from its primary bank ("Bank"), and is secured by substantially all of the assets of Vulcan and the Company and is guaranteed by the Company and its other operating subsidiary. Further, a term loan was obtained from an equipment finance company ("Equipment Lender") to finance a portion of new equipment (the "Equipment Term Loan"). The Equipment Term Loan consists of a $1,847,580 term note due March 31, 2009, and has a first secured position specific equipment of Vulcan. The Company is a co-borrower for additional credit and security to such finance company.

         Further, a community block development term loan (the "City Term Loan") was obtained September 12, 2003 from the City of Sturgis, Michigan ("City"). The City Term Loan is a $400,000 term note amortized over the same period as the Equipment Term Loan, is secured by a subordinated position in the assets of Vulcan and the new equipment purchased by Vulcan. The Company is a guarantor of such loan.

         On July 5, 2005, the Company and Vulcan received a notice of default dated July 1, 2005 from Equipment Lender. Equipment Lender stated its intention to accelerate the entire unpaid balance of the Equipment Term Loan unless it received a payment of $79,453.90 by July 10, 2005; such lender extended the cure date through July 15, 2005. The Company is unable to pay such amount to the Equipment Lender without selling the equipment financed by such loan.

         On July 6, 2005, the Company, Vulcan and the Company's subsidiary Turbotec Products, Inc. received a notice dated July 6, 2005 from the Bank stating that Events of Default have occurred and are continuing in respect of the Bank's Term Loan as a result of, among other reasons, the acceleration of the Equipment Term Loan. The Company has not yet received a notice of default from the City; however, if the alleged Equipment Term Loan default is not cured, the Company anticipates receiving a default notice from the City.

         In anticipation of the alleged loan defaults, the Company has been seeking to sell certain of the equipment owned by Vulcan. The Company has entered into a nonbinding letter agreement with the Bank, the Equipment Lender, the City, and one customer of Vulcan to sell the equipment securing the
Equipment Term Loan and some additional equipment to such customer of Vulcan; such customer accounts for approximately 80% of Vulcan's sales, and 28% of the Company's sales. The anticipated sale will be sufficient to pay off the
Equipment Term Loan in full and approximately one-half of the City Term Loan. The Bank has indicated in such nonbinding letter that it would permit the sale of such equipment to proceed. Separately, the Bank has verbally indicated its intention to forbear accelerating its credit facilities and to provide additional term debt to pay the remaining approximate one-half outstanding balance of the City Term Loan if the other parties agree to the terms set forth


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

in the nonbinding letter agreement. Such transactions, if consummated, would severely reduce Vulcan's manufacturing capacity and revenues, but also remove a significant amount of debt from the Company's balance sheet, which debt has been accelerated. Further, the nonbinding letter agreement provides that the customer may agree to fund certain operations of Vulcan through August 15, 2005; if it does not do so, it may cause Vulcan to cease operations. Therefore, the long-term viability of Vulcan is highly uncertain.

         The Company is currently unable to state the effect on its financial condition of such events, although they are likely to be material.





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


Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

         (c) Exhibits.
         -------------

              Exhibit No.            Description
              -----------            -----------


            10.1 $700,000 Term Note dated as of July 31, 2003 to Citizens Bank of Massachusetts. (Incorporated by reference from Exhibit 10-a to Form 8-K filed August 14, 2003, Commission File No. 0-10707).

            10.2. $1,750,000 Term Note dated as of July 25, 2003 to Wells Fargo Equipment Finance, Inc. (Incorporated by reference from Exhibit 10-d to Form 8-K filed August 14, 2003, Commission File No. 0-10707).






                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

 (Registrant)
THERMODYNETICS, INC.



By:  /s/ Robert A. Lerman
   ------------------------------
      Robert A. Lerman, President

Date: July 11, 2005




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